Exhibit 99.5

FOR IMMEDIATE RELEASE

ORGANOGENESIS HOLDINGS INC. ANNOUNCES COMPLETION OF
MERGER OF AVISTA HEALTHCARE PUBLIC ACQUISITION CORP. AND ORGANOGENESIS INC.

Canton, MA and New York, NY, December 10, 2018 — Organogenesis Holdings Inc. (“ORGO”), a leading regenerative medicine company focused on the development, manufacture and commercialization of product solutions for the Advanced Wound Care, Surgical and Sports Medicine markets, today announced the completion of its previously announced business combination between Organogenesis Inc. and Avista Healthcare Public Acquisition Corp. (“AHPAC”). The transaction was approved by AHPAC’s shareholders at an extraordinary general meeting, and by Organogenesis Inc.’s stockholders at a special meeting, each held on December 10, 2018.

As previously reported, affiliates of Avista Capital Partners (“Avista”), a leading private equity firm, have invested a total of $92 million in the combined company in conjunction with the business combination.

ORGO (formerly known as AHPAC) has applied to continue the listing of ORGO Class A common stock and ORGO public warrants on the NASDAQ under the proposed symbols “ORGO” and “ORGOW” respectively.

Organogenesis’ management team, led by Gary S. Gillheeney, Sr., will run the combined company.

“We are pleased to have closed this transaction with Organogenesis and look forward to a very successful partnership,” said Thompson Dean, Managing Partner and Co-CEO of Avista. “Organogenesis is an ideal partner for Avista, given its leading position in the rapidly accelerating regenerative medicine sector, numerous growth opportunities and demonstrated ability to execute on product development and commercialization capabilities. Collectively, we will work to create tremendous value for Organogenesis’ patients, investors, employees and key stakeholders.”

Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis, said “We are delighted to have completed this transaction and look forward to capitalizing on Tom Dean and Avista’s strategic expertise as Organogenesis uses the capital from this investment to execute on its compelling growth objectives and continues to deliver its customers a versatile product portfolio to substantially improve the lives of their patients.”

Credit Suisse Securities (USA) LLC acted as financial advisor to AHPAC. Weil, Gotshal & Manges LLP acted as legal advisor to AHPAC.  Foley Hoag LLP acted as legal advisor to Organogenesis.

About Organogenesis

Organogenesis is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopaedics and spine.  Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs.  For more information, visit www.organogenesis.com.

About Avista Healthcare Public Acquisition Corp.

AHPAC is a special purpose acquisition company that completed its initial public offering in October 2016.  AHPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or business combination with one or more businesses.  AHPAC is sponsored by Avista Acquisition Corp., which was formed for the express purpose of acting as the sponsor for AHPAC.  Avista Acquisition Corp. is an affiliate of Avista Capital Holdings, L.P.  For more information, visit www.avistapac.com/ahpac.

About Avista Capital Partners

Founded in 2005, Avista is a leading New York-based private equity firm with over $6 billion invested in more than 30 growth-oriented healthcare businesses.  Avista targets businesses with strong management teams, stable cash flows and robust growth prospects and utilizes a proactive, hands-on approach to create value in its portfolio companies.  Avista’s Operating Executives and Advisors are an integral part of the team, providing strategic insight, operational oversight and senior counsel, that help drive growth and performance to create long-term value and sustainable businesses.  For more information, visit www.avistacap.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “continue” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements, including those related to our ability to execute our strategic plan, are based on current expectations that are subject to known and unknown risks and uncertainties, including our ability to maintain our NASDAQ listing.  Investors are also encouraged to review the other risks and uncertainties indicated in the definitive registration statement of ORGO filed in connection with the business combination and the joint proxy/consent solicitation statement/prospectus contained therein, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by ORGO.  Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  ORGO and Organogenesis undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this press release speak as of the date of this press release.  Although ORGO may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Press and Media Inquiries:

Kekst CNC (for AHPAC and Avista Capital Partners)
Daniel Yunger	212-521-4800
Daniel.Yunger@kekstcnc.com

Organogenesis
Press Inquiries:
Angelyn Lowe	781-774-9364
alowe@organo.com

Investor Inquiries:
Westwicke Partners	443-213-0500
Mike Piccinino, CFA
OrganoIR@westwicke.com